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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-48806 and No. 333-66033) pertaining to the Witco Corporation Employee Retirement Savings Plan of our report dated June 18, 1999, with respect to the financial statements and schedules of the Witco Corporation Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                          /s/ ERNST & YOUNG LLP






Stamford, Connecticut
June 24, 1999